UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Company previously announced that it is registered with the Internal Revenue Service as an alternative fuel mixer and it believes it is eligible for a refundable tax credit equal to $0.50 per gallon of alternative fuel, including black liquor, used in a mixture with diesel fuel to produce energy at its Lewiston, Idaho and Cypress Bend, Arkansas pulp and paperboard mills. The Company is now announcing that it has commenced receiving refundable tax credit payments, having received its first payment, in the amount of $16.7 million, on May 7, 2009. This payment relates to its use of black liquor as an alternative fuel in a mixture with diesel fuel during the period beginning in late January through February 2009.

The Company has applied for additional alternative fuel mixture tax credits relating to subsequent periods in connection with its use of black liquor as an alternative fuel. On an annual basis, the Company anticipates using 300 to 400 million gallons of black liquor as an alternative fuel in a mixture with diesel fuel in its recovery boilers. The Company’s results of operations and cash flows for the first quarter of 2009, as reported in its Form 10-Q filed for the quarter ended March 31, 2009, did not include any amounts in connection with its application for refundable alternative fuel mixture tax credits.

The federal regulations regarding the alternative fuel mixture tax credits are complex and the Company is currently evaluating the recognition for financial reporting purposes of the refundable tax credit payment received, including the likelihood that credits received would be subject to corporate income tax. The payments that the Company receives for its usage of black liquor as an alternative fuel could be material. However, there can be no assurance that the alternative fuel mixture tax credit for the use of black liquor will continue in effect, that the Company’s operations will remain qualified to receive the tax credits, that the Company’s applications for additional payments will be approved and paid or that amounts received will not be subject to further review by the IRS. The alternative fuel mixture tax credit is currently set to expire on December 31, 2009.

This Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the Company’s future use of black liquor as an alternative fuel and the Company’s eligibility to receive refundable tax credit payments related to the use of this alternative fuel. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the alternative fuel mixture tax credit regulations, any change in the IRS’ conclusion that the Company is eligible for such refundable tax credits and other risks and uncertainties described from time to time in the Company’s public filings with the Securities and Exchange Commission. Forward looking statements contained in this Report present management’s views only as of the date of this Report. The Company does not intend to update any forward-looking statements to reflect changes in management’s views based on events or circumstances occurring after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2009

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

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